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Exhibit 99.3

Offer to Exchange
all of its Outstanding $235,000,000 10.25%
Senior Notes due 2015 and the
Related Guarantees
(CUSIP 016275AF6) ("Old Notes")
for an aggregate of:
up to $235,000,000 of its Third-Lien Senior
Secured Notes due 2020 and the Related
Guarantees (together with up to 235,000
Warrants to Purchase up to 3,729,677 Shares
of Common Stock subject to increase as set
forth in the prospectus) and up to $20,000,400
in Cash (Subject to Proration) and the
Solicitation of Consents	and	Unit Offering
up to 8,633 Units
consisting of an aggregate of
up to $8,633,000 of its Third-Lien Senior
Secured Notes due 2020 and the Related
Guarantees (together with up to 8,633
Warrants to Purchase up to 165,261 Shares
of Common Stock) Available to holders of
Old Notes

The Exchange Offer and Consent Solicitation will expire at 9:00 a.m., New York City time, on Wednesday, August 13, 2014 unless extended by Alion Science and Technology Corporation (the "Company") (the Company refers to that time and date, as may be extended, as the "Expiration Date"). Holders who tender Old Notes at or prior to 5:00 p.m., New York City time, on Tuesday, August 12, 2014, unless extended by the Company (the Company refers to that time and date, as may be extended, as the "Early Tender Date"), will receive an Early Tender Payment. Tenders of Old Notes may be withdrawn at or prior to the Expiration Date.

        The Unit Offering will expire on the Early Tender Date. The election to purchase Units in the Unit Offering cannot be revoked except that a valid withdrawal of Old Notes tendered in the Exchange Offer will be deemed to have revoked any election to purchase Units in the Unit Offering.

July 29, 2014

To Our Clients:

        Enclosed for your consideration is an amended and restated prospectus dated July 29, 2014 (as it may be supplemented and amended from time to time, the "Prospectus") and the related Consent and Letter of Transmittal (as it may be supplemented and amended from time to time, the "Consent and Letter of Transmittal") relating to:

  •
  the offer by Alion Science and Technology Corporation (the "Company") to exchange (the "Exchange Offer") all of its outstanding 10.25% Senior Notes due 2015 and the related guarantees (the "Old Notes") for, at the election of the holders of the Old Notes, either the New Securities Option; the Cash Option (subject to proration); or the New Securities Plus Unit Offering Option, each as described below; and

  •
  the Company's offering of Units (the "Unit Offering"), as described below, to finance the purchase of a portion of the Old Notes accepted for exchange pursuant to the Cash Option, if any.

        As of the date of the Prospectus holders of Old Notes representing 90.74% of the Old Notes outstanding have tendered their Old Notes in the Exchange Offer. Holders of Old Notes who have already validly tendered their Old Notes pursuant to the Exchange Offer and Consent Solicitation do not need to take any further action to receive the applicable Exchange Consideration or Total Consideration on the Settlement Date.

The New Securities Option

        For each $1,000 principal amount of Old Notes accepted for exchange in the Exchange Offer, holders may elect to receive the following (the "New Securities Option"):

  •
  $1,000 principal amount of the Company's Third-Lien Senior Secured Notes due 5.5 years after the Settlement Date and the related guarantees (the "Third-Lien Notes"); and

  •
  One immediately exercisable warrant to purchase no less than 15.8709660 shares of the Company's common stock at an exercise price of $0.01 per share (the "Warrant").

The Cash Option

        For each $1,000 principal amount of Old Notes accepted for exchange in the Exchange Offer, holders may elect to receive the following (the "Cash Option"):

  •
  $600 in cash. If the cash required to purchase all Old Notes validly tendered pursuant to the Cash Option (excluding accrued and unpaid interest and the Early Tender Payment) exceeds $20,000,400, each holder who elected the Cash Option will have the amount of Old Notes it validly tendered for cash accepted for exchange into the Cash Option prorated as described in the Prospectus, with the balance of Old Notes not accepted for exchange into the Cash Option validly tendered by that holder being exchanged into New Securities as if that holder elected the New Securities Option with respect to the balance of that holder's Old Notes.

The New Securities Plus Unit Offering Option

        For each $1,000 principal amount of Old Notes accepted for exchange in the Exchange Offer, holders may elect to receive the same securities offered in the New Securities Option plus purchase Units in the Unit Offering (the "New Securities Plus Unit Offering Option"). A holder of Old Notes tendering all of its Old Notes in the Exchange Offer and electing the New Securities Plus Unit Offering Option at or prior to the Early Tender Date is required to purchase Units offered in the Unit Offering, subject to the terms and conditions set forth in the Prospectus. Each Unit consists of one Third-Lien Note with a principal amount of $1,000 and the related guarantees and one Warrant to purchase no less than 15.8709660 shares of the Company's common stock. For every $1,000 principal amount of outstanding Old Notes validly tendered into the Exchange Offer for the New Securities Option, a holder of Old Notes holding specified minimum principal amounts of Old Notes may purchase up to approximately 0.0709234 of a Unit. All Old Notes held by a holder electing to purchase Units in the Unit Offering will be aggregated and the amount of Units will be rounded down to the nearest whole Unit. No fractional Units will be issued. A holder electing the New Securities Plus Unit Option must agree to purchase all, and not less than all, Units available for purchase by such holder.

        In the case of all three options, for each $1,000 principal amount of Old Notes accepted for exchange in the Exchange Offer that are validly tendered (and not validly withdrawn) at or prior to the Early Tender Date, holders will receive an additional $15.00 in cash (the "Early Tender Payment"). Also on the Settlement Date, the Company will pay accrued and unpaid interest up to, but not including, the Settlement Date, in cash, on Old Notes accepted for exchange. Based on the Expiration Date set forth above, assuming a Settlement Date of August 13, 2014, the amount of accrued and unpaid interest would equal $54.67 per $1,000 aggregate principal amount of Old Notes accepted for exchange. The amount would increase by an additional $0.285 per $1,000 aggregate principal amount of Old Notes accepted for exchange for each additional day that the Settlement Date is extended.

        If the undersigned fails to make an election with respect to the New Securities Option or, the Cash Option or the New Securities Plus Units Option, the undersigned will be deemed to have elected the New Securities Option with respect to all Old Notes tendered for exchange. See "Procedures for Tendering Old Notes and Delivering Consents" in the Prospectus.

        All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Prospectus.

        In addition, the Company is soliciting consents from holders of Old Notes to certain proposed amendments (the "Proposed Amendments") to the indenture governing the Old Notes (the "Old Notes Indenture"). The Proposed Amendments would eliminate substantially all of the affirmative and negative covenants, eliminate certain events of default, eliminate the covenant restricting mergers and consolidations and modify certain provisions relating to defeasance contained in the Old Notes Indenture and the Old Notes. Additionally, delivery of a consent will constitute an express waiver and release with respect to all claims against the Company arising out of any breach or default that may have occurred under the Old Notes Indenture or the Old Notes, other than claims for payment of interest or principal. For a detailed description of the Proposed Amendments to the Old Notes Indenture for which consents are being sought pursuant to the Consent Solicitation see "Proposed Amendments" in the Prospectus. On May 29, 2014, we and the Old Notes Guarantors executed a Second Supplemental Indenture to the Old Notes Indenture providing for the Proposed Amendments. The Second Supplemental Indenture became effective immediately upon execution thereof, but the provisions thereof will not be operative until all of the Old Notes that have been validly tendered have been accepted for exchange in accordance with the terms of the Exchange Offer.

        Holders of Old Notes cannot tender their Old Notes in the Exchange Offer without delivering their consents to the Proposed Amendments in the Consent Solicitation. In addition to other requirements, in order to purchase a Unit pursuant to the Unit Offering, a holder of Old Notes must tender all of the Old Notes held by it, at or prior to the Early Tender Date, and not withdraw that tender.

        This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account and consent to the Proposed Amendments, pursuant to the terms and conditions set forth in the enclosed Prospectus. Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes and consent on your behalf to the Proposed Amendments in accordance with the terms and conditions of the Exchange Offer and Consent Solicitation.

        The following are important considerations regarding the Exchange Offer and Consent Solicitation:

1.
The Exchange Offer and Consent Solicitation are for any and all outstanding Old Notes.

2.
The Exchange Offer and Consent Solicitation are subject to certain conditions set forth in the Prospectus in the section captioned "Conditions of the Exchange Offer and the Consent Solicitation."

3.
Holders electing the News Securities Option or the New Securities Option Plus Unit Offering will receive, in exchange for each $1,000 principal amount of Old Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Date and accepted for exchange, the Total Consideration plus accrued and unpaid interest on their Old Notes accepted for purchase, as disclosed in the table on page viii of the Prospectus under "Total Consideration if Tendered at or Prior to the Early Tender Date." The Total Consideration includes the Early Tender Payment of

  $15.00 in cash per $1,000 principal amount of Old Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Date and accepted for exchange.

        In exchange for each $1,000 principal amount of Old Notes validly tendered (and not validly withdrawn) after the Early Tender Date, but at or prior to the Expiration Date and accepted for exchange, participating holders of Old Notes electing the New Securities Option or the New Securities Option Plus Unit Offering will receive the Exchange Consideration plus accrued and unpaid interest on their Old Notes accepted for purchase, as disclosed in the table on page viii of the Prospectus under "Exchange Consideration if Tendered After the Early Tender Date." The Exchange Consideration does not include the Early Tender Payment. In order to be eligible to receive the maximum amount of consideration offered in the Exchange Offer, holders must tender their Old Notes at or prior to the Early Tender Date.

        In order to participate in the Exchange Offer, holders of Old Notes must tender all (and not less than all) of their Old Notes in the Exchange Offer and Consent Solicitation.

4.
Holders electing the Cash Option will receive, in exchange for each $1,000 principal amount of Old Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Date and accepted for purchase pursuant to the Cash Option, $615 plus accrued and unpaid interest on their Old Notes accepted for purchase, as disclosed in the table on page viii of the Prospectus under "Total Consideration if Tendered at or Prior to the Early Tender Date." The Total Consideration includes the Early Tender Payment of $15.00 in cash per $1,000 principal amount of Old Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Date and accepted for purchase

        In exchange for each $1,000 principal amount of Old Notes validly tendered (and not validly withdrawn) after the Early Tender Date but at or prior to the Expiration Date and accepted for purchase pursuant to the Cash Option, participating holders of Old Notes electing the Cash Option will receive the Exchange Consideration of $600, plus accrued and unpaid interest on their Old Notes accepted for purchase, as disclosed in the table on page viii of the Prospectus under "Exchange Consideration if Tendered After the Early Tender Date." The Exchange Consideration does not include the Early Tender Payment. In order to be eligible to receive the maximum amount of consideration offered in the Exchange Offer pursuant to the Cash Option, holders must tender their Old Notes at or prior to the Early Tender Date.

5.
Holders who have validly tendered and not validly withdrawn their Old Notes in the Exchange Offer and Consent Solicitation after 5:00 p.m., New York City time, on the Early Tender Date but at or prior to 9:00 a.m., New York City time, on the Expiration Date, and whose Old Notes have been accepted for exchange by the Company, will be entitled to receive only the Exchange Consideration, and not the Early Tender Payment.

6.
Holders who have validly tendered and not validly withdrawn their Old Notes in the Exchange Offer and Consent Solicitation at or prior to 5:00 p.m., New York City time, on the Early Tender Date, and whose Old Notes have been accepted for exchange by the Company, will be entitled to receive the Early Tender Payment.

7.
The Unit Offering will expire on the Early Tender Date. As a result, in order to purchase Units in the Unit offering, holders must validly tender and not validly withdraw their Old Notes in the Exchange Offer and Consent Solicitation at or prior to the Early Tender Date. The election to purchase Units in the Unit Offering cannot be revoked except that a valid withdrawal of Old Notes in the Exchange Offer will be deemed to have revoked any election to purchase Units in the Unit Offering.

8.
A tender of Old Notes pursuant to the Exchange Offer as well as consents with respect to the Old Notes, pursuant to the Consent Solicitation will be accepted only in principal amounts equal to permitted denominations. The Third-Lien Notes will be issued in the Exchange Offer and the Unit Offering in minimum denominations of $1,000 and integral multiples of $1.00 in excess thereof. Payment of in kind interest payments will be made by increasing the aggregate principal amount of the Third-Lien Notes or issuing additional Third-Lien Notes in denominations of $1.00 and any integral multiples of $1.00 in excess thereof.

9.
All holders whose Old Notes are exchanged in the Exchange Offer under either the Cash Option, the New Securities Option or the New Securities Plus Unit Offering Option will receive an amount equal to accrued and unpaid interest on such Old Notes, in cash, from the last applicable interest payment date to, but not including, the Settlement Date.

10.
Tendering Holders will not be obligated to pay brokerage fees or commissions or transfer taxes on the exchange of Old Notes pursuant to the Exchange Offer except as set forth in Instruction 6 or 13 of the Letter of Transmittal. However, United States federal income tax backup withholding at a rate of 28% may be required for U.S. holders, and 30% for non-U.S. holders, unless the Tendering Holder submits a properly completed Internal Revenue Service Form W-9 or appropriate IRS Form W-8, as applicable. See Instructions 6 and 13 of the Letter of Transmittal.

11.
Tendered Old Notes may be withdrawn and consents may be revoked at any time at or prior to the Expiration Date.

12.
By tendering your Old Notes in accordance with the procedures described in the Prospectus, you will also authorize the Information and Exchange Agent to consent to the Proposed Amendments on your behalf.

13.
Neither the Company, its board of directors, the Dealer Manager and Solicitation Agent, the Information and Exchange Agent nor any other person is making any recommendation as to whether or not you should tender your Old Notes for exchange in the Exchange Offer and deliver Consents in the Consent Solicitation and whether, if applicable, you should purchase Units in the Unit Offering. You must make your own decision whether to tender Old Notes in the Exchange Offer and deliver Consents in the Consent Solicitation and whether to purchase Units in the Unit Offering.

        If you wish to have us tender your Old Notes and consent to the Proposed Amendments in the Exchange Offer and Consent Solicitation, or purchase Units in the Unit Offering, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter.

 INSTRUCTIONS WITH RESPECT TO

Offer to Exchange
all of its Outstanding $235,000,000 10.25% Senior Notes due 2015 and the Related Guarantees (CUSIP 016275AF6) ("Old Notes")
for an aggregate of:
up to $235,000,000 of its Third-Lien Senior Secured Notes due 2020 and the Related Guarantees (together with up to 235,000 Warrants to Purchase up to 3,729,677 Shares of Common Stock, subject to increase as set forth in the prospectus) and up to $20,000,400 in Cash (Subject to Proration) and the Solicitation of Consents	and	Unit Offering
up to 8,633 Units
consisting of an aggregate of up to $8,633,000 of its Third-Lien Senior Secured Notes due 2020 and the Related Guarantees (together with up to 8,633 Warrants to Purchase up to 165,261 Shares of Common Stock) Available to holders of Old Notes

        The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer and Consent Solicitation made by the Company with respect to its Old Notes and the Unit Offering.

        This will instruct you to tender all the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus as set forth below.

        This will also instruct you to authorize the Information and Exchange Agent to deliver the consent of the undersigned to the Proposed Amendments in the Consent Solicitation, upon and subject to the terms and conditions set forth in the Prospectus as set forth below.

        If applicable, this will also instruct you to purchase Units in the Unit Offering for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus as set forth below.

        The undersigned expressly agrees to be bound by the terms of the Exchange Offer, Consent Solicitation and Unit Offering as set forth in the Prospectus and such terms may be enforced against the undersigned.

Securities Being Tendered*

10.25% Senior Notes Due 2015 and the related guarantees (CUSIP No. 016275AF6)

☐
CHECK HERE TO ELECT THE NEW SECURITIES OPTION (Do not check this box if you are instructing us to purchase Units in the Unit Offering. To instruct us to purchase Units in the Unit Offering, you must check the New Securities Plus Unit Offering Option below).

Indicate below the principal amount of Old Notes that you wish to exchange for New Securities.

Principal amount of Old Notes to be exchanged for New Securities: (whole numbers only)

☐
CHECK HERE TO ELECT THE CASH OPTION (Do not check this box if you are instructing us to purchase Units in the Unit Offering. To instruct us to purchase Units in the Unit Offering, you must check the New Securities Plus Unit Offering Option below).

Indicate below the principal amount of Old Notes that you wish to exchange for the Cash Option.

(a)
Principal amount of Old Notes to be exchanged for the Cash Option: (whole numbers only)

☐
CHECK HERE TO ELECT THE NEW SECURITIES PLUS UNIT OFFERING OPTION IN THE EXCHANGE OFFER AND TO PURCHASE THE MAXIMUM NUMBER OF UNITS IN THE UNIT OFFERING CORRESPONDING TO THE OUTSTANDING OLD NOTES TENDRED BY THE UNDERSIGNED IN THE EXCHANGE OFFER.

* In order to tender Old Notes, you must tender all Old Notes that you own.

None of the Old Notes held by us for your account will be tendered, and no Units will be purchased in the Unit Offering for your account, unless we receive written instructions from you to do so.

You must return this instruction form in advance of the Early Tender Date or Expiration Date, as the case may be, to the broker, dealer, commercial bank, trust company or other nominee who sent you the enclosed letter to allow such person sufficient time to tender your Old Notes on or prior to such date. Sending this form to the Company, the Dealer Manager and Solicitation Agent, the Information and Exchange Agent or any other person will not constitute a valid tender in the Exchange Offer, a valid delivery of consents in the Consent Solicitation or a valid purchase of Units in the Unit Offering.

DATED:

SIGNATURE(S) OF HOLDERS

NAME(S)

CAPACITY (full title)

ADDRESS

AREA CODE AND TELEPHONE NO.

TAX ID NO. OR SOCIAL SECURITY NO.

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INSTRUCTIONS WITH RESPECT TO